SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 9, 2007
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 12, 2007, Grubb & Ellis Company (the “Company”) issued a press release announcing that on February 9, 2007, the Company entered into an employment agreement with Richard Pehlke (the “Employment Agreement”) pursuant to which Mr. Pehlke will serve as the Company’s Executive Vice President and Chief Financial Officer for a term of three (3) years commencing on February 15, 2007 (the “Effective Date”). Richard Pehlke succeeds Don Olinger, who served as interim Chief Financial Officer for the Company since December 29, 2006 (and will continue to serve in his prior capacity as Senior Vice President, Chief Accounting Officer).
     Pursuant to the Employment Agreement, Mr. Pehlke will be paid an annual base salary of Three Hundred Fifty Thousand Dollars, and will be eligible to receive annual performance-based cash and equity bonus compensation in the form of restricted stock which, for the first year of the Employment Agreement only, is guaranteed to be no less than an aggregate of $250,000.
     In addition, upon entering into the Employment Agreement, the Company granted to Mr. Pehlke non-qualified stock options to purchase up to twenty-five thousand (25,000) shares of the Company’s common stock, exercisable at a per share price equal to the closing price of the Company’s common stock on the Effective Date. The stock options vest ratably over three (3) years, subject to acceleration under certain circumstances.
     Prior to joining the Company, from 2003 to 2005, Mr. Pehlke served as Executive Vice President and Chief Financial Officer and a member of the Board of Directors of Hudson Highland Group, a publicly held global professional staffing and recruiting business. From 2001 to 2003, Pehlke operated his own consulting business specializing in financial strategy and leadership development. In 2000, he was Executive Vice President and Chief Financial Officer of ONE, Inc. a privately held software implementation business.
     The foregoing is only intended to be a summary of the terms of the Employment Agreement, and is not intended to be a complete discussion of such document. Accordingly, the following is qualified in its entirety by reference to the full text of the Employment Agreement, which is annexed as an Exhibit to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)   The following are filed as Exhibits to this Current Report on Form 8-K:

99.1	Employment Agreement, effective as of February 15, 2007, by and between Richard Pehlke and Grubb & Ellis Company

99.2	Press Release issued by Grubb & Ellis Company on February 12, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Executive Vice President and General Counsel

Dated: February 15, 2007